UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2011
MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 14, 2011, MoneyGram International, Inc. (the “Company”) filed an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effect a reverse stock split of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a reverse stock split ratio of 1-for-8 (the “Reverse Stock Split”) and to reduce the authorized shares of Common Stock from 1.3 billion to 162.5 million. The Amendment became effective upon filing (the “Effective Time”).
     The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     On November 14, 2011, the Company announced the commencement of a secondary public offering by affiliates and co-investors of Thomas H. Lee Partners L.P. and affiliates of Goldman, Sachs & Co. of an aggregate of 11,250,000 shares of Common Stock (determined after giving effect to the Reverse Stock Split). In connection with the offering, the Company expects to advise potential investors that management is estimating total revenue growth of between six and eight percent in the fourth quarter of 2011 as compared to the fourth quarter of 2010 and targeting seven to nine percent annual revenue growth for the period between 2012 to 2014. In addition, management is estimating adjusted EBITDA growth of eight to ten percent in the fourth quarter of 2011 as compared to the fourth quarter of 2010 and targeting between nine to eleven percent annual adjusted EBITDA growth between 2012 and 2014.
     Forward Looking Statements
      The statements included herein with respect to the Company’s estimated revenue growth and adjusted EBITDA growth in the fourth quarter of 2011 are based on management’s current expectations. The statements included herein with respect to the Company’s revenue growth and adjusted EBITDA growth between 2012 and 2014 reflect management’s targets for the future. These statements contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and often beyond the Company’s control. Actual results may differ materially from those contemplated by these forward-looking statements due to, among other things, the risks and uncertainties described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011. These forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

Item 8.01 Other Events.
   (a) Reverse Stock Split.
          As a result of the Reverse Stock Split described in Item 5.03 above, every eight shares of Common Stock issued and outstanding were automatically converted, as of the Effective Time, into one share of Common Stock, subject to the treatment of fractional shares. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock has been reduced from approximately 398.7 million to approximately 49.8 million. No fractional shares will be issued in connection with the Reverse Stock Split. Following the completion of the Reverse Stock Split, MoneyGram’s exchange agent will aggregate all fractional shares that otherwise would have been issued as a result of the Reverse Stock Split and those shares will be sold into the market. Stockholders who would otherwise hold a fractional share of Common Stock will receive a cash payment from the proceeds of that sale in lieu of such fractional share. Stockholders will receive instructions from the exchange agent as to how to exchange existing share certificates for book entry shares representing the post-reverse split shares.
          A copy of the press release issued by the Company on November 14, 2011 with respect to the Reverse Stock Split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     (b) Amendment to Registration Statements.
          The Company currently has on file with the Securities and Exchange Commission (i) a Registration Statement on Form S-3 (No. 333-171151) that relates to the resale of shares of Common Stock that may be offered for sale from time to time by the selling stockholders named in the prospectus included as part of such registration statement, and (ii) four Registration Statements on Form S-8 that register shares of Common Stock to be issued to the Company’s officers and employees under its long-term incentive plans, all as listed below:
          (1) Registration Statement on Form S-8 (No. 333-176567).
          (2) Registration Statement on Form S-8 (No. 333-159709).
          (3) Registration Statement on Form S-8 (No. 333-125122).
          (4) Registration Statement on Form S-8 (No. 333-116976).
     This Current Report on Form 8-K is automatically incorporated by reference into each of the registration statements listed above, thereby amending each of them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed to be covered by each of such registration statements is proportionately reduced to give effect to the Reverse Stock Split at the Reverse Stock Split ratio of 1-for-8.
Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 14, 2011.

99.1	Press release, dated November 14, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

Date: November 14, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 14, 2011.

99.1	Press release, dated November 14, 2011.